Exhibit 99.1

Paramount Announces First Quarter 2023 Results

– Raises Guidance for Full Year 2023 –

NEW YORK – May 3, 2023 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 today and reported results for the first quarter ended March 31, 2023.

First Quarter Highlights:

Results of Operations:

•
Reported net income attributable to common stockholders of $1.7 million, or $0.01 per diluted share, for the quarter ended March 31, 2023, compared to $3.4 million, or $0.02 per diluted share, for the quarter ended March 31, 2022.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $56.2 million, or $0.26 per diluted share, for the quarter ended March 31, 2023, compared to $54.6 million, or $0.25 per diluted share, for the quarter ended March 31, 2022.
•
Raised its full year 2023 Earnings Guidance as follows:
o
Estimated net loss attributable to common stockholders is expected to be between $0.11 and $0.07 per diluted share, compared to its prior estimate of $0.13 and $0.07 per diluted share, an increase in net income of $0.01 per diluted share at the midpoint of the Company's prior estimate.
o
Estimated Core FFO attributable to common stockholders is expected to be between $0.90 and $0.94 per diluted share, compared to its prior estimate of $0.88 and $0.94 per diluted share, an increase of $0.01 per diluted share at the midpoint of the Company's prior guidance.
•
Reported a 7.1% increase in Same Store Net Operating Income (“NOI”) and a 0.1% increase in Same Store Cash NOI in the quarter ended March 31, 2023, compared to the same period in the prior year.
•
Leased 195,634 square feet, of which the Company’s share was 170,333 square feet that was leased at a weighted average initial rent of $82.21 per square foot. Of the 195,634 square feet leased, 143,882 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were 0.9% on a GAAP basis and negative 1.9% on a cash basis.
•
Declared a first quarter cash dividend of $0.0775 per common share on March 15, 2023, which was paid on April 14, 2023.

___________________

(1) Second generation space represents space leased in the current period that has been (i) vacant for less than twelve months, or (ii) pre-leased prior to its scheduled expiration.

Financial Results

Quarter Ended March 31, 2023

Net income attributable to common stockholders was $1.7 million, or $0.01 per diluted share, for the quarter ended March 31, 2023, compared to $3.4 million, or $0.02 per diluted share, for the quarter ended March 31, 2022.

Funds from Operations (“FFO”) attributable to common stockholders was $56.8 million, or $0.26 per diluted share, for the quarter ended March 31, 2023, compared to $54.9 million, or $0.25 per diluted share, for the quarter ended March 31, 2022. FFO attributable to common stockholders for the quarters ended March 31, 2023 and 2022 includes the impact of certain non-core items, which are listed in the table on page 8. While the aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarter ended March 31, 2023 and 2022 by $0.6 million and $0.3 million, respectively, it had no impact on FFO per diluted share in either period.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 8, was $56.2 million, or $0.26 per diluted share, for the quarter ended March 31, 2023, compared to $54.6 million, or $0.25 per diluted share, for the quarter ended March 31, 2022.

Portfolio Operations

Quarter Ended March 31, 2023

Same Store NOI increased by $6.8 million, or 7.1%, to $102.4 million for the quarter ended March 31, 2023 from $95.6 million for the quarter ended March 31, 2022. Same Store Cash NOI increased by $0.1 million, or 0.1%, to $95.4 million for the quarter ended March 31, 2023 from $95.3 million for the quarter ended March 31, 2022.

During the quarter ended March 31, 2023, the Company leased 195,634 square feet, of which the Company’s share was 170,333 square feet that was leased at a weighted average initial rent of $82.21 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 150 basis points to 89.8% at March 31, 2023 from 91.3% at December 31, 2022. The 150 basis point decrease in leased occupancy was driven primarily by the scheduled expiration of Credit Agricole's 305,132 square foot lease in February 2023, partially offset by O'Melveny & Myers 160,708 square foot lease; both of which were at 1301 Avenue of the Americas in the Company's New York portfolio.

Of the 195,634 square feet leased in the first quarter, 143,882 square feet represented the Company’s share of second generation space for which mark-to-markets were 0.9% on a GAAP basis and negative 1.9% on a cash basis. The weighted average lease term for leases signed during the first quarter was 13.0 years and weighted average tenant improvements and leasing commissions on these leases were $12.77 per square foot per annum, or 15.5% of initial rent.

Guidance

The Company is raising its Estimated Core FFO Guidance for the full year of 2023, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.11 and $0.07 per diluted share, compared to its prior estimate of $0.13 and $0.07 per diluted share, an increase in net income of $0.01 per diluted share at the midpoint of the Company's prior estimate. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the three months ended March 31, 2023 and its outlook for the remainder of 2023, the Company is raising its Estimated 2023 Core FFO to be between $0.90 and $0.94 per diluted share, compared to its prior estimate of $0.88 and $0.94 per diluted share. This represents an increase of $0.01 per diluted share at the midpoint of the Company's prior guidance, resulting primarily from better than expected portfolio operations.

	Full Year 2023
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.11)	$(0.07)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	1.01	1.01
Estimated Core FFO	$0.90	$0.94

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 5. These estimates do not include the impact on operating results from the Federal Deposit Insurance Corporation being appointed as receiver of our tenant First Republic Bank and the acquisition of all deposit accounts and substantially all the assets of First Republic Bank by JPMorgan Chase Bank, possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including rising inflation and interest rates; the impact of the Federal Deposit Insurance Corporation being appointed as receiver of our tenant First Republic Bank and the acquisition of all deposit accounts and substantially all the assets of First Republic Bank by JPMorgan Chase Bank; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of rising inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of the COVID-19 global pandemic or any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs and adjustments, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended March 31, 2023, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, May 4, 2023 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-300-8521 (domestic) or 412-317-6026 (international). An audio replay of the conference call will be available from 2:00 p.m. ET on May 4, 2023 through May 11, 2023 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10177231.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	March 31, 2023	December 31, 2022
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,185,311	6,177,540
	8,151,548	8,143,777
Accumulated depreciation and amortization	(1,337,552)	(1,297,553)
Real estate, net	6,813,996	6,846,224
Cash and cash equivalents	451,796	408,905
Restricted cash	59,179	40,912
Accounts and other receivables	19,409	23,866
Real estate related fund investments	108,176	105,369
Investments in unconsolidated real estate related funds	3,180	3,411
Investments in unconsolidated joint ventures	385,034	393,503
Deferred rent receivable	354,326	346,338
Deferred charges, net	120,359	120,685
Intangible assets, net	84,352	90,381
Other assets	80,282	73,660
Total assets	$8,480,089	$8,453,254

Liabilities:
Notes and mortgages payable, net	$3,841,492	$3,840,318
Revolving credit facility	-	-
Accounts payable and accrued expenses	118,932	123,176
Dividends and distributions payable	18,110	18,026
Intangible liabilities, net	33,938	36,193
Other liabilities	30,537	24,775
Total liabilities	4,043,009	4,042,488
Equity:
Paramount Group, Inc. equity	3,562,571	3,592,291
Noncontrolling interests in:
Consolidated joint ventures	403,902	402,118
Consolidated real estate related funds	220,206	173,375
Operating Partnership	250,401	242,982
Total equity	4,437,080	4,410,766
Total liabilities and equity	$8,480,089	$8,453,254

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2023	2022
Revenues:
Rental revenue	$181,713	$169,922
Fee and other income	6,761	13,763
Total revenues	188,474	183,685
Expenses:
Operating	70,309	66,661
Depreciation and amortization	58,888	55,624
General and administrative	14,623	15,645
Transaction related costs	128	117
Total expenses	143,948	138,047
Other income (expense):
Income from real estate related fund investments	3,550	-
(Loss) income from unconsolidated real estate related funds	(178)	170
Loss from unconsolidated joint ventures	(5,762)	(5,113)
Interest and other income, net	2,925	231
Interest and debt expense	(36,459)	(34,277)
Income before income taxes	8,602	6,649
Income tax expense	(288)	(527)
Net income	8,314	6,122
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(5,641)	(3,425)
Consolidated real estate related funds	(823)	1,016
Operating Partnership	(121)	(342)
Net income attributable to common stockholders	$1,729	$3,371

Per Share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Weighted average common shares outstanding:
Basic	216,563,108	218,782,296
Diluted	216,617,020	218,840,094

Paramount Group, Inc.

Reconciliation of Net Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2023	2022
Reconciliation of Net Income to FFO and Core FFO:
Net income	$8,314	$6,122
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	68,431	65,825
FFO	76,745	71,947
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(15,175)	(12,515)
Consolidated real estate related funds	(830)	1,009
FFO attributable to Paramount Group Operating Partnership	60,740	60,441
Less FFO attributable to noncontrolling interests in Operating Partnership	(3,961)	(5,568)
FFO attributable to common stockholders	$56,779	$54,873
Per diluted share	$0.26	$0.25

FFO	$76,745	$71,947
Non-core items:
FFO attributable to One Steuart Lane, including after-tax net gain on sale of residential condominium units	2,409	1,262
Adjustment to equity in earnings for contributions to (distributions from) unconsolidated joint ventures	(1,322)	(583)
Adjustments for realized and unrealized gains and losses on consolidated
and unconsolidated real estate related fund investments	1,335	47
Other, net	128	117
Core FFO	79,295	72,790
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(15,175)	(12,515)
Consolidated real estate related funds	(4,027)	(159)
Core FFO attributable to Paramount Group Operating Partnership	60,093	60,116
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(3,919)	(5,538)
Core FFO attributable to common stockholders	$56,174	$54,578
Per diluted share	$0.26	$0.25

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	216,563,108	218,782,296
Effect of dilutive securities	53,912	57,798
Denominator for FFO and Core FFO per diluted share	216,617,020	218,840,094

Paramount Group, Inc.

Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended
	March 31,
	2023	2022
Reconciliation of Net Income to Same Store NOI and Same Store Cash NOI:
Net income	$8,314	$6,122
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	58,888	55,624
General and administrative	14,623	15,645
Interest and debt expense	36,459	34,277
Income tax expense	288	527
Income from real estate related fund investments	(3,550)	-
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	10,381	11,234
Loss from unconsolidated joint ventures	5,762	5,113
Fee income	(4,557)	(11,988)
Interest and other income, net	(2,925)	(231)
Other, net	306	(53)
NOI	123,989	116,270
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(22,712)	(20,322)
PGRE's share of NOI	101,277	95,948
Lease termination income	-	(1,718)
Acquisitions / Redevelopment and other, net	1,079	1,314
PGRE's share of Same Store NOI	$102,356	$95,544

NOI	$123,989	$116,270
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(7,691)	1,658
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,838)	(1,197)
Cash NOI	114,460	116,731
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(19,845)	(20,513)
PGRE's share of Cash NOI	94,615	96,218
Lease termination income	-	(1,718)
Acquisitions / Redevelopment and other, net	753	749
PGRE's share of Same Store Cash NOI	$95,368	$95,249